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                                                                  Exhibit (d.23)

                         INVESTMENT MANAGEMENT AGREEMENT

     THIS INVESTMENT MANAGEMENT AGREEMENT is made as of June 18, 2008, between THE PAYDEN AND RYGEL INVESTMENT GROUP, a Massachusetts business trust (herein called the "Trust"), and PAYDEN/KDS INVESTMENT ADVISERS LLC, a Delaware limited liability company ("Payden/KDS").

     WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust desires to retain Payden/KDS to furnish investment advisory services to the Trust and Payden/KDS is willing to so furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

     1. Appointment. The Trust hereby appoints Payden/KDS to act as investment adviser to each series of shares of beneficial interest of the Trust identified on Exhibit A hereto, as such Exhibit may from time to time be amended by the parties (each a "Fund"), for the period and on the terms set forth in this Agreement. Payden/KDS accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2. Management. Subject to the supervision of the Trust's Board of Trustees, Payden/KDS shall provide a continuous investment program for each Fund, including investment research and management with respect to all securities and investments and cash equivalents in such Fund.

     (a) Payden/KDS shall determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to each Fund. Payden/KDS shall comply with the investment objectives, policies and restrictions as stated in the Trust's Registration Statement with respect to each Fund, as from time to time amended, and resolutions of the Trust's Board of Trustees. Payden/KDS shall comply with the 1940 Act, the Securities Act of 1933 and all applicable rules and regulations of the Securities and Exchange Commission, and shall conduct its activities pursuant to this Agreement in accordance with all other applicable laws and regulations.

     (b) On occasions when Payden/KDS deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of Payden/KDS, then Payden/KDS, to the extent permitted by applicable laws and regulations, may (but shall be under no obligation to) aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by Payden/KDS in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

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     (c) Payden/KDS shall authorize and permit any of its directors, officers and employees who may be elected as trustees or officers of the Trust to serve in the capacities in which they are elected.

     3. Services Not Exclusive. Payden/KDS shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust's Board of Trustees from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent. The investment management services furnished by Payden/KDS hereunder are not deemed exclusive, and Payden/KDS shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

     4. Reports, Books and Records. Payden/KDS shall render to the Board of Trustees of the Trust such periodic and other reports as the Board may from time to time reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Payden/KDS hereby agrees that all records which it maintains for the Trust are the property of the Trust. Payden/KDS shall surrender promptly to the Trust any of such records upon the Trust's request, and shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     5. Expenses.

     (a) During the term of this Agreement, Payden/KDS shall pay the following expenses: (i) the salaries and expenses of all personnel of Payden/KDS who perform services for the Trust and (ii) all expenses incurred by Payden/KDS or by the Funds in connection with managing the ordinary course of the Funds' business other than those to be paid by the Funds as set forth herein.

     (b) During the term of this Agreement, the Trust shall pay the following expenses: (i) the fees and expenses incurred by each Fund in connection with the management of the investment and reinvestment of the Fund's assets; (ii) the fees and expenses of trustees who are not affiliated persons of Payden & Rygel or Payden/KDS; (iii) the fees and expenses of the Trust's Custodian, Transfer Agent, Fund Accounting Agent and Administrator; (iv) the charges and expenses of legal counsel and independent accountants for the Trust; (v) brokers' commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities and futures transactions; (vi) all taxes and corporate fees payable by a Fund to federal, state or other governmental agencies; (vii) the fees of any trade associations of which the Trust may be a member; (viii) the cost of fidelity, trustees and officers and errors and omission insurance; (ix) the fees and expenses involved in registering and maintaining registration of each Fund and of its shares with the SEC, and qualifying shares of each Fund under state securities laws, including the preparation and printing of the Trust's registration statements, prospectuses and statements of additional information for filing under federal and state securities laws for such purposes; (x) allocable communications expenses with respect to investor


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services and all expenses of shareholders' and trustees' meetings and of preparing, printing and mailing reports to shareholders in the amount necessary for distribution to the shareholders; (xi) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business; (xii) any expenses assumed by the Trust pursuant to a plan of distribution adopted in conformity with Rule 12b-1 under the 1940 Act; and
(xiii) any expenses payable by the Trust pursuant to the Trust's Shareholder Servicing Plan.

     6. Compensation. For the services provided by Payden/KDS pursuant to this Agreement, the Trust shall pay Payden/KDS a fee, computed daily and paid monthly (in arrears), at the annual rate set forth in Exhibit A.

     (a) If in any fiscal year the aggregate operating expenses of any Fund (as hereafter defined) exceed the applicable percentage of the average daily net assets of the Fund set forth in Exhibit A for such fiscal year, Payden/KDS shall reimburse such Fund for such excess operating expenses. Such operating expense reimbursement, if any, shall be estimated, reconciled and paid on a monthly basis. Any such reimbursement of a Fund shall be repaid to Payden/KDS by such Fund, without interest, at such later time or times as it may be repaid without causing the aggregate operating expenses of such Fund to exceed the applicable percentage of the average daily net assets of the Fund for the period in which it is repaid; provided, however, that upon termination of this Agreement with respect to any Fund, such Fund shall have no further obligation to repay any such reimbursements. As used in this paragraph, the term "operating expenses" of a Fund for a fiscal year shall mean all expenses of the Fund for such year other than interest, taxes, brokerage commissions (including related SEC fees), blue-sky fees, 12b-1 plan fees and extraordinary expenses.

     (b) In addition, if in any fiscal year the aggregate expenses of any Fund (as defined under the securities regulations of any state having jurisdiction over such Fund) exceed the expense limitations of any such state, Payden/KDS shall reimburse the Fund for such excess expenses to the extent not previously reimbursed pursuant to paragraph (a) of this Section 6. The obligation of Payden/KDS to reimburse any Fund hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year with respect to such Fund. Such expense reimbursement, if any, shall be estimated, reconciled and paid on a monthly basis.

     7. Limitation of Liability. Payden/KDS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of Payden/KDS' fiduciary duty with respect to the receipt of compensation for services (in which event any award of damages shall be limited to the period and amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from Payden/KDS' willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by Payden/KDS of its obligations and duties under this Agreement.


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     The Trust shall indemnify Payden/KDS and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by Payden/KDS in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of a Fund or its security holders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by Payden/KDS in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Trust. Determination of whether and the extent to which the Payden/KDS is entitled to indemnification hereunder shall be made by (a) a final decision on the merits by a court or to her body before whom the action, suit or other proceeding was brought that Payden/KDS was or was not liable by reason of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or breach of its fiduciary duty or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that Payden/KDS was or was not liable by reason of such misconduct by
(i) the vote of a majority of a quorum of the Trustees of the Trust who are neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the action, suit or other proceeding or (ii) an independent legal counsel in a written opinion.

     8. Duration and Termination. This Agreement shall become effective with respect to the initial Fund on the date hereof, and with respect to any additional Funds on the date of the amendment to Exhibit A adding such Fund hereto, provided that this Agreement (as supplemented by the terms specified in Exhibit A hereto with respect to such Fund) shall have been approved by the shareholders of such Fund in accordance with the requirements of the 1940 Act, and unless sooner terminated as provided herein, shall continue in effect with respect to each Fund for an initial term of two years. Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive periods of twelve months each, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund.

     Notwithstanding the foregoing, this Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund), or by Payden/KDS, on sixty days' written notice. This Agreement shall immediately terminate in the event of its assignment.

     9. Representations and Warranties. Payden/KDS represents and warrants to the Trust that Payden/KDS is registered as an investment adviser under the Investment Advisers Act of 1940. The Trust represents and warrants to Payden/KDS that it is registered as an open-end management investment company under the 1940 Act. Each party further represents and warrants to the other that this Agreement has been duly authorized by such


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party and constitutes the legal, valid and binding obligation of such party in accordance with its terms.

     10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective as to a particular Fund until approved by vote of a majority of the outstanding securities of such Fund; provided, however, that this Agreement may be amended without the vote of the shareholders of any Fund to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provisions hereof, or it the parties deem such amendment necessary to conform this Agreement to the requirements of applicable federal laws or regulations (but neither the Trust nor Payden/KDS shall be liable for failing to do so).

     11. Obligations of the Trust. Payden/KDS acknowledges that the Declaration of Trust dated May 1, 2002 is on file with the Secretary of State of the State of Delaware, and that the obligations of the Trust under this Agreement are not binding on any officers, trustees or shareholders of the Trust individually but are binding only upon the assets and properties of the various Funds.

     12. Notices. Notices of any kind to be given to Payden/KDS hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to Payden/KDS at 333 South Grand Avenue, Suite 3250, Los Angeles, California 90071,
Attention: President, or at such other address or to such individual as shall be so specified by Payden/KDS to the Trust. Notices of any kind to be given to the Trust hereunder by Payden/KDS shall be in writing and shall be duly given if mailed or delivered to the Trust at 333 South Grand Avenue, Suite 3250, Los Angeles, California 90071, Attention: President; or at such other address or to such individual as shall be so specified by the Trust to Payden/KDS.

     13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Massachusetts law (without regard to principles of conflicts of law); provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940 or any rule or regulation of the Securities and Exchange Commission thereunder. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as the meaning of such terms in the 1940 Act.


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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

THE PAYDEN& RYGEL INVESTMENT GROUP

By /s/ Yot Chattrabhuti
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   Yot Chattrabhuti
   Vice President

PAYDEN/KDS INVESTMENT ADVISERS LLC

By /s/ Brian W. Matthews
   -------------------------------
   Brian W. Matthews
   President

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                         INVESTMENT MANAGEMENT AGREEMENT
                                 BY AND BETWEEN
   THE PAYDEN & RYGEL INVESTMENT GROUP AND PAYDEN/KDS INVESTMENT ADVISERS LLC

                                    EXHIBIT A
                            (Effective June 18, 2008)

Payden/Kravitz Cash Balance Plan Fund

Annual Advisory Fee (as a percentage of average daily net assets) - 1.10%.

Annual Operating Expense Limitation (as a percentage of average daily net assets)* -

     Institutional Class Shares - 1.25%

     Adviser Class Shares - 1.50%

*    Temporary Annual Operating Expense Limitation through February 28, 2010